Exhibit 99.1
Independent Auditors' Report

To the management of RefuSol Holding GmbH:
We have audited the accompanying consolidated financial statements of RefuSol Holding GmbH, which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of income, changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Germany; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Qualified Opinion
These consolidated financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly no comparative financial information is presented. In our opinion, disclosure of comparative financial statements and related information is required by accounting principles generally accepted in Germany. The omission of comparative financial statements and related information results in an incomplete presentation of the consolidated financial statements.

Opinion
In our opinion, except for the omission of comparative financial statements and related information as discussed in the Basis for Qualified Opinion paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RefuSol Holding GmbH as of December 31, 2012, and the consolidated results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in Germany.

Deloitte & Touche GmbH
Wirtschaftsprüfungsgesellschaft

Stuttgart, Germany

June 19, 2013

        RefuSol Holding GmbH, Metzingen

Consolidated income statement
for the business year from January 1 to December 31, 2012

		2012
		TEUR	TEUR

1.	Revenues		144,100
2.	Reduction of stocks in completed and incomplete products		(634)
3.	Other own work capitalized		232
4.	Other operating income		2,006
	with the following from currency conversion: TEUR 35
5.	Cost of materials
	a) Cost of raw materials, consumables
	and of purchased goods	96,716
	b) Cost of purchased services	8,391
			105,107

6.	Gross profit		40,597
7.	Personnel costs
	a) Wages and salaries	13,180
	b) Costs for social security, retirement benefits and
	support with the following related to retirement
	benefits: TEUR 0	2,337
			15,517
8.	Depreciation of intangible assets and tangible assets		10,056
9.	Other operating costs with the following from currency
	conversion: TEUR 354		13,661
10.	Other interest and related income
	with the following from discounting: TEUR 85
	with the following from associated companies: TEUR 0		267
11.	Interest and similar expenses
	with the following from discounting: TEUR 293
	with the following to associated companies: TEUR 0		1,615
12.	Results of normal business activity		15
13.	Taxes on income and on earnings
	with the following from deferred taxes: TEUR 77		3,482
14.	Other taxes		6
15.	Consolidated annual deficit		(3,473)
16.	Consolidated loss carried forward		(3,386)
17.	Other shareholders' minority interests		15
18.	Consolidated accumulated net losses		(6,874)

        RefuSol Holding GmbH, Metzingen

Consolidated balance sheet as at December 31, 2012

	December 31, 2012
Assets	TEUR	TEUR

A. Fixed asset
I. Intangible assets
1. Acquired concessions, industrial property rights and similar rights and
rights and values as well as licenses to such rights	5,462
2. Goodwill	32,125
3. Prepayments	198
		37,785

II. Fixed assets
1. Properties, land rights and buildings
including buildings on third-party properties	413
2. Technical systems and machinery	323
3. Other systems, operative and administrative equipment	1,916
4. Prepayments and assets under construction	391
		3,043

III. Financial assets
1. Shareholdings	2
2. Investments in insurance contracts	98
		100

		40,928
B. Current assets
I. Stocks
1. Raw materials and consumables	2,866
2. Incomplete products	1,411
3. Complete products and goods	9,376
4. Prepayments	54
5. Prepayments received on orders	(430)
		13,277

II. Receivables and other assets
1. Trade receivables	8,187
2. Receivables from affiliated companies	784
3. Other assets	4,610
		13,581

III. Cash on hand, credit balances at credit institutions		1,266
		28,124

C. Accruals and deferrals		285

		69,337

        RefuSol Holding GmbH, Metzingen

Equity and Liabilities

A. Equity
I.	Subscribed capital	26
II.	Capital reserve	19,999
III.	Consolidated net accumulated losses	(6,874)
IV.	Minority interests' share in equity	36
V.	Equity difference arising from currency conversion	(57)
			13,130
B. Provisions
1.	Provisions for pensions	122
2.	Provisions for taxes	61
3.	Other provisions	13,151
			13,334
C. Liabilities
1.	Liabilities to banks	35,077
2.	Trade payables	6,028
3.	Liabilities to shareholders	200
4.	Other liabilities
	of which taxes: TEUR 188
	of which relating to social security and similar obligations: TEUR 12	553
			41,858

D. Deferred income			1

E. Deferred tax liabilities			1,014

			69,337

        RefuSol Holding GmbH, Metzingen

Consolidated statement of cash flows
for the business year from January 1 to December 31, 2012

in TEUR	2012

Consolidated net loss for the financial year	(3,473)

Amortization, depreciation and write-downs of fixed assets	1,295

Amortization of goodwill	8,761

Increase in provisions	92

Other non-cash expenses	95

Losses from disposal of intangible assets	1

Losses from disposal of tangible assets	19

Decrease in inventories, trade receivables and other assets that are not allocable to investing or financing activities	6,177

Decrease in trade payables and other liabilities that are not allocable to investing or financing activities	(9,263)

Cash flow from current business activities	3,704

Cash outflow from investments in intangible assets	(269)

Cash outflow from capital investments in tangible assets	(1,574)

Cash flow from investing activities	(1,843)

Cash inflow from raising of loans/finance facilities	1,135

Cash outflow from redemption of loans/finance facilities	(10,000)

Cash flow from financing activities	(8,865)

Change in cash and cash equivalents	(7,004)

Changes in cash and cash equivalents due to exchange-rate fluctuations	8

Opening balance of cash and cash equivalents	4,320

Closing balance of cash and cash equivalents	(2,676)

Analysis of cash and cash equivalents

Bank balances	1,266

Liabilities to banks payable on demand (-)	(3,942)
(2,676)

        RefuSol Holding GmbH, Metzingen

Consolidated statement of changes in equity
for the business year from January 1 to December 31, 2012

	Equity attributable to the shareholders of the parent company
in TEUR	Subscribed Capital	Capital Reserves	Generated consolidated equity	Equity difference arising from currency conversion	Total	Minority interests' share in equity	Group Equity

Consolidated equity as at 2011-12-31	26	19,999	(3,386)	(160)	16,479	20	16,499

Other changes
Net loss for the financial year	—	—	(3,488)	—	(3,488)	15	(3,473)
Other consolidated net income	—	—	—	103	103	1	104

Consolidated equity as at 2012-12-31	26	19,999	(6,874)	(57)	13,094	36	13,130

        RefuSol Holding GmbH, Metzingen

Notes to the consolidated financial statements for the financial year 2012

A.    General details
The consolidated financial statements as at December 31, 2012 are drawn up in accordance with the accounting provisions of the German Commercial Code as well as German Limited Liability Companies Act ("GmbH-Gesetz"). The income statement is organized in accordance with the nature of expense format. The financial year corresponds to the calendar year.
For reasons of transparency as well as for the improvement of the information content, the company made use of the options set out in Sec. 265 (5) of the German Commercial Code [HGB] of adding new line items, and a schematic representation of the long-term financial assets was extended to include the line item “Investment in insurance contracts”.

B.    Consolidation

Consolidation principles

The consolidated financial statements of RefuSol Holding GmbH include all subsidiaries in which RefuSol Holding GmbH is directly or indirectly entitled to the majority of the shareholders‘ voting rights, and when RefuSol Holding GmbH can appoint and dismiss the majority of the members of the administrative, management or supervisory bodies, and is at the same time shareholder or entitled to the right to exercise a controlling influence due to a control agreement or through a provision in the articles of incorporation. No special purpose companies exist. The option not to include subsidiaries in the consolidated financial statements was not used.
Subsidiaries are fully consolidated from the time at which the parent company obtains the control which is at the time the entity is founded or the acquisition date.
Business combinations are carried out in accordance with the acquisition method. According to this method, the acquisition costs of the business combination are offset against the fair value of the assets acquired and liabilities assumed of the subsidiary at the date of the acquisition. The acquisition costs of the business combination are composed of the fair value of the purchase price paid and the fair value of any minority interests. A positive difference between the purchase price paid and the net of the assets acquired and liabilities assumed is capitalized as goodwill. The positive difference also includes the minority interests' share in goodwill, if any. Negative differences that arise from the business combination at the acquisition date are reported within the income statement on acquisition.
All intercompany transactions, balances and intercompany profits/losses are fully eliminated in the course of the consolidation. The consolidated financial statements of RefuSol Holding GmbH as well as the subsidiaries are drawn up in accordance with uniform accounting and valuation principles as of the same date of the consolidated financial statements. The required deferred taxes are recognized for temporary differences arising from the consolidation procedures.

        RefuSol Holding GmbH, Metzingen

Consolidated entities

Name	Registered office	Holding in %	Method of accounting
Parent company
RefuSol Holding GmbH	Metzingen, Germany
Subsidiaries
RefuSol GmbH	Metzingen, Germany	100%	consolidated
REFUsol, Inc.	Wilmington, USA	100%	consolidated
REFU KOREA SOLAR Electronics Ltd.	Seoul, Korea	80%	consolidated
REFU SOLAR ELECTRONICS PRIVATE LTD.	Mumbai, India	99.99%	consolidated
REFU SOLAR ELECTRONICS INC.	Vancouver, Canada	100%	consolidated
REFUsol New Energy Technology (Shanghai) Co., Ltd.	Shanghai, China	100%	consolidated
K K REFUsol	Tokyo, Japan	100%	consolidated

The companies REFU SOLAR ELECTRONICS INC., REFUsol New Energy Technology (Shanghai) Co., Ltd. and K K REFUsol were founded in the reporting year and the share capital was completely paid in. At REFU SOLAR ELECTRONICS PRIVATE LIMITED a capital increase in the amount of TEUR 240 was carried out in the reporting year.

Conversion of financial statements into foreign currencies

The consolidated financial statements are drawn up in euros. Each subsidiary within the Group stipulates a functional currency which generally corresponds to the local currency. The items included in the respective subsidiaries’ financial statements are valued using this functional currency.
In the individual financial statements, business transactions that are denominated in currencies other than the group company’s functional currency (foreign currencies) are translated at the middle spot exchange rate applicable on the date of the transaction. On the date of the financial statements, the corresponding assets and liabilities with a term to maturity of up to one year are translated at the middle spot exchange rate applicable on the date of the financial statements. Non-current assets are valued using the exchange rate prevailing at the date of invoicing or at the lower exchange rate as of the balance sheet date. Non-current liabilities are valued using the greater of the exchange rate prevailing at the date of invoicing or at the exchange rate as of the balance sheet date. Gains and losses resulting from the translation of foreign currency transactions are recognized as profit or loss, and reported separately in the income statement.
The assets and liabilities of subsidiaries which draw up balance sheets in a currency other than the euro are translated at the middle spot exchange rate on the date of the financial statements. Items of the income statement are translated at the average exchange rate of the respective financial year. The shareholders’ equity of subsidiaries is generally translated at the corresponding historical exchange rate applicable at the date when equity is paid; the annual results are translated at the average exchange rate of the corresponding year. Exchange differences resulting from the translation are reported within the Group’s shareholders’ equity under the item “Equity differences arising from currency conversion” or allocated to minority interests’ share in equity. The cumulative amount included in the shareholders’ equity is released through the consolidated income statement in the event of the sale of the foreign subsidiaries.

        RefuSol Holding GmbH, Metzingen

The exchange rates used for the conversion of the financial statements denominated in foreign currencies are shown in the following overview:

	Average exchange rate	Closing rate
EUR	2012	Dec. 31, 2012
1 US dollar	0.77800	0.75664
1 South Korean won (KRW)	0.00070	0.00071
1 Indian rupee (INR)	0.01450	0.01380
1 Canadian dollar (CAD)	0.78380	0.75910
1 Chinese yuan (CNY)	0.12410	0.11994
1 Japanese yen (JPY)	0.00960	0.00881

D.    Accounting and Valuation Methods
Intangible assets acquired for consideration are valued at acquisition costs. Concessions, intellectual property rights and similar rights and assets as well as licenses in such rights and assets are amortized on a straight-line basis over ordinary useful lives of one to three years. When RefuSol Holding GmbH acquired RefuSol GmbH in 2011 a patent was reported at its fair value at the date of acquisition. The method of determining the fair value was based on the cash flows from the item discounted to present value. The patent is amortized on a straight-line basis over a useful life of seven years.
In the course of first consolidation, development costs were reported at their fair value. The valuation was based on acquisition costs minus accumulated scheduled amortization. Amortization commences at the date of acquisition / when the corresponding product goes into production using series production, and development costs are amortized over a useful life of three years. When impairment is expected to be permanent, development costs are reported at the lower market value pursuant to Sec. 298 (1) in conjunction with Sec. 253 (3) sentence 3 of the German Commercial Code [HGB].
Goodwill resulted from the remaining difference arising from capital consolidation. Goodwill is the amount by which the contractual determined value of consideration in a business combination exceeds the fair value of the subsidiary's assets and liabilities (aktivischer Unterschiedsbetrag). Goodwill is amortized on a straight-line basis over a useful life of five years. When impairment is expected to be permanent, goodwill is reported at the lower market value pursuant Sec. 298 (1) in conjunction with Sec. 253 (3) sentence 3 of the German Commercial Code [HGB].
Tangible fixed assets are reported at acquisition or production costs and, if they have a limited life, they take into account scheduled depreciation. The production costs also include production-related overheads in addition to directly allocable cost of materials and production costs. Both the declining-balance and straight-line depreciation methods are used to depreciate tangible fixed assets.
Moveable fixed assets (technical equipment and machinery as well as other equipment, factory and office equipment) are depreciated as scheduled over ordinary useful lives. Instead of using the declining-balance depreciation method, the company changes over to the straight-line depreciation method in the year when the changeover results in a depreciation charge which exceeds depreciation based on the declining-balance depreciation method.

        RefuSol Holding GmbH, Metzingen

Useful life
Installations in third party buildings	8 to 20 years
Technical equipment and machinery	5 to 15 years
Factory and office equipment	3 to 12 years

Tangible fixed asset items measured at acquisition costs or production costs of up to EUR 150 are recorded as expenses in the year in which they are received. Tangible fixed asset items measured at acquisition costs or production costs ranging between EUR 150 and EUR 1,000 are pooled together into a collective item per year and depreciated on a straight-line basis over five years and recorded as an expense in the income statement.
Long-term financial assets contain long-term equity investments which are valued at acquisition costs. When impairment is expected to be permanent, the long-term financial assets are reported at the lower market value pursuant to Sec. 298 (1) in conjunction with Sec. 253 (3) sentence 3 of the German Commercial Code [HGB]. In addition, the long-term financial assets contain claims arising from reinsurance contracts which are not pledged, when profits generated by the reinsurers are shared with the company. The claims arising from reinsurance contracts are valued at the fair value; this corresponds to the acquisition costs.
The raw materials, consumables and supplies as well as merchandise are reported at acquisition costs using moving average prices minus bonuses and cash discounts received. Merchandise is manufactured under the terms of contract manufacturing arrangements according to the company’s specifications. Correspondingly, the proportionate overhead costs for the management of the manufacturing process as well the production-related administrative overhead costs are capitalized, together with the merchandise.
The unfinished and finished products are reported at production costs. These include production-related overhead costs including general administrative overhead costs, measured using cost accounting data, in addition to directly allocable cost of materials and production costs. The inventory risks which result from the duration of storage, limited usability or a lower market price on the date of the financial statements are taken into account through allowances. The payments received on account of orders from customers are openly deducted from inventories shown in the balance sheet.
Receivables and other assets are reported at the nominal value. All identifiable risks are taken into account through appropriate write-offs. A specific allowance is recognized for individual doubtful receivables. In addition, the further credit risk is taken into account by reporting a specific lump-sum allowance, on the basis of the age of the debts in question, and a 1 % general allowance is recognized for the general credit risk.
The group of affiliated companies includes the ultimate parent company Prettl Privatstiftung, a private foundation whose registered office is located in Salzburg, Austria, and its subsidiaries, who's results and position are not included within the Group's consolidated financial statements of Refusol Holding GmbH.
The liquid funds are reported at the nominal value on the balance sheet.

        RefuSol Holding GmbH, Metzingen

Provisions for pensions are determined in accordance with the projected unit credit method (PUC) based on the 2005G standard tables of Prof. Dr. Klaus Heubeck. Since the obligations relate to a closed group of beneficiaries, no more future claims arising from a deferred contribution program are expected, and the total amount of vested benefits is maintained when employees leave the company prematurely, the calculation of the obligations does not take into consideration salary and pension increases, and is based on a staff turnover rate of zero. The amount determined is discounted at a flat rate using the average market interest rate of the last seven years, based on an assumption that the term to maturity is 15 years (5.04%, in the preceding year 5.14%).
Insurance contracts were offset which must be classified as plan assets pursuant to Sec. 298 (1) in conjunction with Sec. 246 (2) sentence 2 of the German Commercial Code [HGB]. The corresponding interest paid and received is netted, and reported in net financial income/expense.
Other provisions are reported at the amount required to settle the obligations according to reasonable business judgment. All identifiable risks are taken into account. Provisions with a term to maturity of more than one year are discounted using the interest rates published by the German Central Bank, Bundesbank, in accordance with the expected remaining term to maturity. Additions to the provisions are based on a presentation of gross amounts (Bruttomethode) so that undiscounted additions are recorded as an expense in the relevant line items of the consolidated income statement. The discounting of the additions and changes in the discounted amounts of the already existing provisions are not offset, and reported in net financial income/expense.
Provisions for obligations under partial retirement agreements are shown under other provisions and include expenses for wage and salary payments to employees in connection with partial retirement in periods worked and not worked, as well as top-up benefits.
Liabilities essentially include liabilities to credit institutions and trade accounts payable to third party companies. They are reported at the amounts required to settle the obligations.
Deferred taxes were recognized at the time of the first consolidation as part of a revaluation. They include deferred tax assets recorded for temporary differences between the book values of the assets and liabilities in the consolidated financial statements and the corresponding amounts for tax purposes as part of the calculation of taxable income. They also include deferred tax refund claims for still unused tax losses carried forward to the extent that it is likely that taxable profits will be available against which the deductible temporary differences can be utilized. The book value of the deferred tax assets is checked and reduced every year on the date of the consolidated financial statements, if it is no longer likely that available taxable income will be sufficient to use the asset in whole or in part. Deferred tax liabilities were recognized for disclosed revaluation of assets during the recapitalization transaction. When capital was consolidated for the first time, deferred taxes were recognized, with no effect on income for the period. The reversals were recorded as deferred tax expense or income in the income statement as the year progressed. Besides the deferred taxes arising from the revaluation, deferred taxes were recognized for consolidation procedures through the consolidated income statement. Deferred tax assets and liabilities are determined based on the expected tax rates and tax laws which are expected to apply at the time when the debt is settled or the asset is realized. Deferred tax assets are reported which arise from the revaluation in the course of the first consolidation and consolidation procedures. The option to recognize deferred tax assets for other temporary differences is not exercised.

        RefuSol Holding GmbH, Metzingen

Revenue from the sale of inverters, including revenue, if any, from the extension of warranty periods beyond the statutory minimum warranty periods, is realized at the date when beneficial ownership in the inverters is transferred. Appropriate provisions for the warranty obligations are recognized.
E.    Explanations on the consolidated balance sheet
1.    Fixed assets
The development of the individual asset items is detailed in a separate list which is a part of the notes to the financial statements (Exhibit to the Notes).
The amount by which the contractual determined value of consideration in a business combination exceeds the fair value of the subsidiary's assets and liabilities (aktivischer Unterschiedsbetrag) is reported as goodwill and amortized on a straight-line basis as scheduled over a useful life of five years. Amortization in the financial year amounts to TEUR 8,761.
2.    Receivables and other assets
The receivables due from affiliated companies are fully attributable to trade accounts receivable.
All receivables and other assets have a remaining term to maturity of less than one year.
3.    Prepaid expenses and deferred income
The difference between the nominal value of a loan and the loan amount to be repaid contained in prepaid expenses amounts to TEUR 102, and is released according to the effective interest rate method over the term to maturity of the corresponding loan. In the financial year 2012, TEUR 82 was released and recorded under interest expenses.
4.    Shareholders’ equity
The subscribed capital was unchanged at TEUR 26 and is fully paid in.
The item “Equity difference arising from currency conversion” includes exchange differences resulting from translating financial statements denominated in foreign currency into the consolidated group’s reporting currency.
5.    Provisions for pensions
The fair value of insurance contracts that are to be classified as plan assets pursuant to Sec. 298 (1) in conjunction with Sec. 246 (2) sentence 2 of the German Commercial Code [HGB], (TEUR 69,) was netted against the amount required to settle the corresponding pension obligations (TEUR 191). Net financial income/expense includes relevant expenses of TEUR 9 and income of TEUR 2.
6.     Other provisions

in TEUR	Dec. 31, 2012
Obligations arising from sales transactions	10,067
Staff-related provisions	1,725
Other provisions	1,359
13,151

        RefuSol Holding GmbH, Metzingen

The obligations arising from sales transactions include provisions for guarantees and warranties (TEUR 7,694) as well as for complaints from customers (TEUR 2,373). The staff-related provisions primarily include provisions for variable salary components (TEUR 1,034) as well as vacation and overtime credits (TEUR 520). The remaining provisions essentially include provisions for outstanding invoices (TEUR 705) and for imminent losses on pending purchasing transactions (TEUR 497).
7.    Liabilities

		of which remaining terms to maturity of
in TEUR	Dec. 31, 2012	Up to 1 year	from 1 to 5 years	Over five years
Liabilities to credit institutions	35,077	35,077	0	0
Trade accounts payable	6,027	6,027	0	0
Liabilities to shareholders	200	200	0	0
Other liabilities	553	553	0	0
	41,857	41,857	0	0

Of liabilities to credit institutions, TEUR 30,000 concerns a bank credit facility taken out under a contract that contains arrangements whereby compliance with various financial ratios is stipulated. As of December 31, 2012, the bank had not made any use of its fundamentally existing right of termination; however, the total amount of the credit facility was attributed to short-term liabilities.
The liabilities to credit institutions are secured by a negative pledge which requires that no security be provided in relation to future credit arrangement whilst in place. The other liabilities are not secured apart from the suppliers’ usual retentions of title.
8.    Deferred tax liabilities

in TEUR	Dec. 31, 2012
Deferred tax liabilities
due to revaluation	1,436
Subtotal	1,436
Deferred tax assets
recognized for tax losses carried forward	190
recognized for temporary differences	146
recognized for differences arising from the consolidation process	70
due to the elimination of intercompany profits and losses	16
Subtotal	422
Excess of the deferred tax liabilities over the deferred tax assets	1,014
The calculation of the deferred taxes was based on a tax rate of 28.4%.
Of the deferred tax liabilities due to the revaluation, TEUR 1,114 was attributable to the recognition of development costs, and TEUR 322 related to acquired intangible assets. The full amount of deferred tax assets recognized for temporary differences was attributable to differences in the recognized amounts of provisions.

        RefuSol Holding GmbH, Metzingen

F.    Explanations on the consolidated income statement
1.    Sales revenues

in TEUR	2012
Revenue from the sale of goods	143,020
Revenue from the provision of services	1,080
144,100

in TEUR	2012
Germany	97,961
Rest of Europe	38,554
Other countries	9,182
Incentives and discounts granted	(1,597)
144,100

2.    Other operating income
Other operating income includes income attributable to other accounting periods from the release of provisions and valuation allowances for trade accounts receivable in the amount of TEUR 351.

3.    Other operating expense
Other operating expense includes expenses attributable to other accounting periods for subsequent billings for freight expenses in the amount of TEUR 84.

4.    Taxes on income

in TEUR	2012
Tax expense
Corporation tax and solidarity surcharge of the current year	1,760
Corporation tax and solidarity surcharge of preceding years	118
Trade tax of the current year	1,396
Trade tax of preceding years	132
Release of deferred tax assets recognized for temporary differences	384
Subtotal	3,790
Tax income
Release of deferred tax liabilities due to the revaluation	206
Recognition of deferred tax assets due to the consolidation process	87
Recognition of deferred tax assets due to the elimination of intercompany profits and losses	14
Subtotal	307
3,483

        RefuSol Holding GmbH, Metzingen

G.    Events after the balance sheet date
On April 8, 2013 (the "Acquisition Date"), Advanced Energy Industries, Inc. (“Advanced Energy” or “Parent”) and AEI Holdings GmbH (former: Blitz S13-103 GmbH), an indirect wholly-owned subsidiary of Advanced Energy acquired all of the shares of RefuSol Holding GmbH (“RefuSol Holding”) pursuant to the terms of a Sale and Purchase Agreement (the "Acquisition"). RefuSol Holding owns all of the shares of RefuSol GmbH and its subsidiaries (collectively and together with RefuSol Holding, “RefuSol”).
The bank credit facility of TEUR 30,000 was completely paid in April 2013.
H.    Other details
1.    Details pursuant to Sec. 314 (1) no. 2 and Sec. 314 (1) no. 2a of the German Commercial     Code [HGB]
Off-balance sheet transactions essentially exist in the form of long-term rental agreements and leases on the building of the main registered office, on motor vehicles and, to a minimal extent, on office equipment in which the lessor remains the beneficial owner of the items leased. This results in the following financial obligations:

	Payments due
in TEUR	As of December 31, 2012	Of which up to 1 year	Of which from 1 to 5 years	Of which more than 5 years
Leasing obligations	843	495	348	0
Building rental obligations	1,399	469	871	59
	2,242	964	1,219	59
As of the balance sheet date, purchase commitments amounted to TEUR 37,792, of which TEUR 7,612 relates to affiliated companies. In addition, capital investment commitments amount to TEUR 168, of which TEUR 0 relates to affiliated companies, and of which TEUR 109 was attributable to the acquisition of tangible fixed assets, and TEUR 59 was attributable to intangible assets.
2.     Additional details on the cash flow statement
The interest payments received in the financial year amount to TEUR 9. In addition, cash outflows for interest amounts to TEUR 1,240. The taxes paid in the financial year were TEUR 4,202.
3.     Additional details on the consolidated statement of shareholders’ equity
For profit distributions, TEUR 20,331 is available on the balance sheet date.
4.    Employees

2012
Shop-floor workers	1
Office staff	211
Trainees and interns	2
214

        RefuSol Holding GmbH, Metzingen

5.    Fee of the auditor of the consolidated financial statements

TEUR
2012
Auditing services	100
Tax consulting services	116
Other services	20
236
6.    Group Affiliation
The highest parent company of RefuSol Holding GmbH is Prettl Privatstiftung, a private foundation whose registered office is located in Salzburg, Austria. This foundation draws up consolidated financial statements in accordance with the regulations of the Austrian Commercial Code for the largest and smallest groups of companies in which the financial statements of RefuSol Holding GmbH and its subsidiaries are included. The consolidated financial statements are not published.
Through the consolidated financial statements of RefuSol Holding GmbH, RefuSol GmbH is exempted from the obligation to draw up subgroup financial statements and a subgroup management report pursuant to Sec. 291 (1) and 2 of the German Commercial Code [HGB]. The consolidated financial statements of RefuSol Holding GmbH are published in the electronic version of the German Federal Gazette, the Bundesanzeiger.
7.    Summary of material differences between GERMAN GAAP and U.S. GAAP
The consolidated financial statements as at December 31, 2012 are drawn up in accordance with the accounting provisions of the German Commercial Code as well as German Limited Liability Companies Act ("German GAAP") which differs in certain respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Below sets forth the main differences between German GAAP and U.S. GAAP.
The Group has not prepared financial statements in accordance with U.S. GAAP or prepared a reconciliation of its financial statements to U.S. GAAP and, accordingly, cannot offer any assurances that the differences described below would, in fact, be the accounting principles creating the greatest differences between financial statements of the Group prepared under U.S. GAAP and under German GAAP. In addition, the Group has not estimated in these financial statements the net effect that applying U.S. GAAP would have on its results of operations or financial position. However, it is likely that the effect of such differences may be material and, in particular, it is likely that equity and results of normal business activity prepared on the basis of U.S. GAAP would be materially different due to these differences.
The following paragraphs summarise certain differences between German GAAP and U.S. GAAP affecting the Group's consolidated financial statements. The organisations that promulgate German GAAP and U.S. GAAP have projects ongoing that could have a significant impact on future comparisons such as this. This description is not intended to provide a comprehensive listing of all such differences specifically related to the Group or the industry in which it operates. No attempt has been made to identify all disclosure, presentation or classification differences that would affect the manner in which transactions and events are presented in the financial statements or the notes thereto.

        RefuSol Holding GmbH, Metzingen

Recapitalization transactions
The Group was created through the contribution by Jolaos Verwaltungs GmbH ("Jolaos") of 100% of the shares of Refusol GmbH to Refusol Holding GmbH on August 17, 2011. At this time, Jolaos owned 100% of both Refusol Holding GmbH and Refusol GmbH. Under German GAAP, this transaction was determined to be a business combination and was accounted for in accordance with the acquisition method of accounting. Pursuant to this method, contractual determined consideration is allocated to the fair value of the subsidiary's asset acquired and liability assumed at the time of the acquisition. Goodwill is the amount by which the contractual determined value of consideration in a business combination exceeds the fair value of the subsidiary's assets and liabilities (aktivischer Unterschiedsbetrag), and includes the share of goodwill attributable to minority interests.
In accordance with U.S. GAAP, the aforementioned recapitalization transaction would have been accounted for as a transaction between entities under common control, which does not qualify as a business combination. Consequently, all assets and liabilities are generally recorded at the predecessors cost and no goodwill or intangible assets would arise. Additionally, as a result of the recapitalization transaction under German GAAP, a deferred tax liability was created which would not have been recorded under USGAAP.
Deferred income
Under German GAAP, up-front fees related to extended warranty contracts are recognized as revenue on the date on which the contract is entered into. Appropriate provisions for the warranty obligation are recognized.
Under U.S. GAAP, the up-front fees are initially deferred and recognized over the contractual period of the warranty contract and the related costs are expensed as incurred.
Development costs
In connection with the aforementioned recapitalization transaction that resulted in the establishment of RefuSol Holding Group, the Company capitalized certain internally generated development costs as intangible assets under German GAAP.
Under U.S. GAAP, this recapitalization transaction represents an acquisition under common control which is not considered to be a business combination as there was no change in control at the parent level. Consequently, internally generated development costs are to be expensed as incurred.
Deferred tax
Under German GAAP, the Company has not recorded a deferred tax asset for certain temporary differences that will be deductible in the future.  US GAAP would require the recording of deferred tax assets for these temporary differences.
Presentation of financial statements
US GAAP does not prescribe a particular format for the statement of financial position.  A current and non-current presentation of assets and liabilities is generally used.  Under German GAAP, items on the face of the balance sheet are presented in the reverse order of liquidity. Similar differences exist in other financial statements and other areas of presentation and disclosure. Additionally, US GAAP would not allow sales of materials to third parties at zero margin, which are repurchased within assembled products, to be classified as gross revenues.

        RefuSol Holding GmbH, Metzingen

8.    Parent company’s Management Board
Norbert Frings, Karbach, Chairman of the Management Board of RefuSol GmbH (until March 28, 2013)
Alexander Wirth, Greenville, USA, CFO of RefuSol GmbH (until April 11, 2013)
Gordon Tredger, Danville, USA, President Advanced Energy Solar Energy (since April 8, 2013)
Danny Herron, Fort Collins, USA, Executive Vice President and CFO Advanced Energy Industries, Inc. (since April 8, 2013)

Regarding details of the remuneration of the Management Board in accordance with Sec. 314 (1) no. 6 letter a) of the German Commercial Code [HGB] , a clause set out in Sec. 286 (4) of the German Commercial Code [HGB], which is a safeguard, is used analogously since only one managing director receives a salary within the consolidated group.

Metzingen, June 19, 2013

RefuSol Holding GmbH

The Management Board

/s/ Gordon Tredger	/s/ Danny Herron
Gordon Tredger	Danny Herron